Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On March 26, 2007, Monmouth Real Estate Investment Corporation (Monmouth REIT) entered into an Agreement and Plan of Merger, by and among, Monmouth Capital Corporation (Monmouth Capital), Monmouth REIT, and a subsidiary of Monmouth REIT.  The merger was approved by the shareholders of Monmouth REIT and Monmouth Capital on July 26, 2007, and closed on July 31, 2007.  As a result of the merger, Monmouth Capital became a wholly-owned subsidiary of Monmouth REIT, and each outstanding share of common stock of Monmouth Capital was exchanged for .655 shares of Monmouth REIT common stock, and each outstanding Monmouth Capital stock option became exercisable for a number of shares of Monmouth REIT common stock equal to the number of shares of Monmouth Capital common stock subject to such option immediately before the effective time of the merger multiplied by 0.655 (rounded down to the nearest whole share), at an exercise price per share of Monmouth REIT common stock equal to the exercise price of such stock option immediately before the effective time of the merger divided by 0.655 (rounded up to the nearest whole cent).

The unaudited pro forma condensed consolidated financial statements of Monmouth REIT were prepared to reflect this merger.  The merger is accounted for using the purchase method as prescribed by Statement of Financial Accounting Standards No. 141, "Business Combinations," with intangible assets, if any, to be recorded in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."  The allocation of the purchase price reflected in the pro forma condensed consolidated balance sheet is preliminary and is subject to change.  We can give no assurance that when the audit with respect to such allocation of purchase price is completed the financial information will not change or that any change will not be material.

     The unaudited pro forma condensed consolidated balance sheet of Monmouth REIT at June 30, 2007 has been prepared assuming the merger occurred on June 30, 2007. The unaudited pro forma condensed consolidated statements of income for the year ended September 30, 2006 and the nine months ended June 30, 2007 have been prepared assuming the merger occurred at the beginning of the period shown. The adjustments made to the pro forma condensed consolidated balance sheet have been made to reflect the allocation of the purchase price and other costs of the merger to the tangible and intangible assets acquired.  The adjustments to the pro forma condensed consolidated statements of income have been made to reflect the estimated impact on depreciation and amortization expense of increasing the carrying values of the real estate assets and intangible assets acquired and the impact of reduced interest expense reflecting the utilization of cash on hand to repay loans.

     The pro forma adjustments are based on available information and on certain assumptions as set forth in the notes to the pro forma consolidated financial statements that we believe are reasonable in the circumstances.  The pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of Monmouth REIT, which are included in its Annual Report on Form 10-K for the year ended September 30, 2006 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed with the Securities and Exchange Commission (the "Commission"), and those of Monmouth Capital which are included on its financial statements for the year ended December 31, 2006 on its Form 10-K/A, as well as its  Quarterly Report on Form 10-Q for the  quarter  ended  March,  31, 2007.  You can find these reports at the Commission's website at http://www.sec.gov.

     The following pro forma condensed consolidated financial statements do not purport to represent what Monmouth REIT's results of operations would actually have been if the merger had in fact occurred as of the beginning of the period shown or to project Monmouth REIT's results of operations for any future date or period.

     As a result of the merger, Monmouth REIT believes that there may be certain administrative cost efficiencies due to the elimination of public company costs related to Monmouth Capital.  Monmouth REIT is evaluating the potential cost savings; however, it is not able to quantify the amount of such savings or costs at this time.  Accordingly, no adjustments have been made to the pro forma condensed consolidated statement of income to reflect expected cost savings.

Monmouth REIT
Pro forma Consolidated Balance Sheet
As of June 30, 2007	Monmouth	Monmouth
(unaudited)	REIT	Capital
	At	At	Pro forma Adjustments (1)	Pro forma Adjustments (1)	Monmouth
	6/30/2007	6/30/2007			REIT
	(Unaudited)	(Unaudited)	Purchase	Valuation	Post Merger
	(Historical)	(Historical)	(2)	(3)	(Pro forma)
Assets:

Real Estate Investments, net	$ 219,164,379	$ 72,633,184	-	$ 13,257,986	$ 305,055,549
Real Estate Held for Sale	3,515,993	-	-	-	3,515,993
Cash and Cash Equivalents	12,014,883	1,353,323	(5,354,223)	-	8,013,983
Restricted Cash	-	509,000	(509,000)	-	-
Securities Available for Sale, at Fair Value	12,123,677	4,221,286	(786,935)	(243,320)	15,314,708
Tenant and Other Receivables	480,288	20,246	-	-	500,534
Deferrred Rent Receivable	1,117,105	134,748	-	-	1,251,853
Loans Receivable, net	-	548,666	-	-	548,666
Inventory	-	21,805	-	-	21,805
Prepaid Expenses	573,463	174,189	-	-	747,652
Financing Costs, net	1,684,257	1,435,540	-	-	3,119,797
Lease Costs, net	282,641	375,557	-	-	658,198
Intangible Assets, net	4,512,361	2,151,163	-	-	6,663,524
Other Assets	4,237,361	387,985	(1,600,000)	-	3,025,346
Unallocated Purchase Price	-	-	34,520,776	(34,520,776)	-

Total Assets	$ 259,706,408	$ 83,966,692	$ 26,270,618	$ (21,506,110)	$ 348,437,608
See Accompanying Notes to Pro Forma Condensed Consolidated Balance Sheet

Monmouth REIT
Pro forma Consolidated Balance Sheet (cont’d)
As of June 30, 2007	Monmouth	Monmouth
(unaudited)	REIT	Capital
	At	At	Pro forma Adjustments (1)	Pro forma Adjustments (1)	Monmouth
	6/30/2007	6/30/2007			REIT
	(Unaudited)	(Unaudited)	Purchase	Valuation	Post Merger
	(Historical)	(Historical)	(2)	(3)	(Pro forma)
Liabilities and Shareholders' Equity

Liabilities:
Mortgage Notes Payable	$ 121,191,285	$ 37,225,519	$ -	$ -	$ 158,416,804
Convertible Subordinated Debentures	-	15,490,000	(500,000)	-	14,990,000
Loans Payable	-	5,863,223	(5,863,223)	-	-
Accounts Payable and Accrued Expenses	2,486,979	635,724	-	-	3,122,703
Other Liabilities	1,820,246	407,219	-	-	2,227,465
					-
Total Liabilities	125,498,510	59,621,685	(6,363,223)	-	178,756,972

Minority Interest	-	3,082,217	-	-	3,082,217

Shareholders' Equity:
Preferred Stock	33,062,500	-	-	-	33,062,500
Common Stock	202,130	5,786,191	37,557	(5,786,471)	239,407
Excess Stock	-	-	-	-	-
Additional Paid in Capital	101,845,923	19,819,465	32,596,284	(20,052,869)	134,208,803
Accumulated Other Comprehensive Income	298,908	(123,796)	-	114,160	289,272
Loans to Officers, Directors & Key Employees	(1,201,563)	-	-	-	(1,201,563)
Retained Earnings (Deficit)	-	(4,219,070)	-	4,219,070	-

Total Shareholders' Equity	134,207,898	21,262,790	32,633,841	(21,506,110)	166,598,419

Total Liabilities and Shareholders' Equity	$ 259,706,408	$ 83,966,692	$ 26,270,618	$ (21,506,110)	$ 348,437,608

Book value per common share (Note 4)	$ 5.00	$ 3.67			$ 5.57

Common shares outstanding (Note 4)	20,212,990	5,786,191			23,940,696

See Accompanying Notes to Pro Forma Condensed Consolidated Balance Sheet

Monmouth REIT
Notes to Pro forma Consolidated Balance Sheet
June 30, 2007 (Unaudited)

(1) Pro forma Merger Adjustments:

Purchase Price:
Outstanding Monmouth Capital common shares at June 30, 2007	5,786,191
Less: Shares of Monmouth Capital owned by Monmouth REIT at June 30, 2007	(51,981)
Adjusted outstanding Monmouth Capital shares at June 30, 2007	5,734,210
Conversion ratio into Monmouth REIT stock	0.655
Gross converted shares of Monmouth REIT common stock to be issued	3,755,908
Less: Fractional shares paid in cash	(202)
Monmouth REIT common stock issued	3,755,706
Fair value of Monmouth REIT common stock (average closing price 5 days before and after announcement)	$ 8.649
Aggregate fair value of Monmouth REIT common stock issued	$ 32,483,102
Value of Monmouth REIT’s investment in 51,981 shares of Monmouth Capital common stock	286,935
Estimated intrinsic value (which approximates fair value) of Monmouth Capital
outstanding stock options at fair value of Monmouth REIT common stock	150,739
Estimated direct costs and expenses of the merger	1,600,000
Total Purchase Price (Consideration)	$ 34,520,776
Preliminary Allocation of Purchase Price:
Real estate investments	$ 85,981,170
Intangible assets	2,151,163
Cash and cash equivalents	1,353,323
Restricted cash	509,000
Securities available for sale	4,221,286
Tenant and other receivables	20,246
Deferred rent receivable	134,748
Loans receivable	548,666
Inventory	21,805
Financing costs	1,435,540
Leasing costs	375,557
Prepaid expenses	174,189
Other assets	387,985
Accrued and other liabilities	(1,042,943)
Mortgages payable	(37,225,519)
Loans payable	(5,863,223)
Convertible subordinated debentures	(15,490,000)
Minority interest	(3,082,217)
Total allocated Purchase Price to net assets acquired	$ 34,520,776

(2) Pro forma Purchase Price Adjustments:

Cash and cash equivalents has been adjusted to reflect:
Repay outstanding loans payable	$ (5,863,223)
Release of restricted cash	509,000
$ (5,354,223)

Restricted cash has been reduced to reflect the repayment of the loans payable	$ (509,000)

Securities available for sale has been reduced to eliminate the following:
Monmouth REIT's investment in 51,981 shares of Monmouth Capital common stock	$ (286,935)
Monmouth REIT's investment in $500,000 principal amount of 2013 Debentures	(500,000)
$ (786,935)

Other assets have been decreased to eliminate the estimated merger costs	($1,350,000)

Convertible subordinated debentures due 2013 has been reduced to eliminate Monmouth REIT’s investment in
$500,000 principal amount of Monmouth Capital’s 2013 debentures	$ (500,000)

Loans payable have been reduced to reflect the planned repayment of outstanding borrowings	$ (5,863,223)

Common stock has been adjusted to reflect:
Net Issuance of 3,755,706 shares of Monmouth REIT, at $.01 par value per share	$ 37,557

Additional paid-in capital has been adjusted to reflect:
Issuance of Monmouth REIT common stock at fair value in excess of par	$ 32,445,545
The intrinsic value (which approximates fair value) of the Monmouth Capital stock options	150,739

Net adjustment	$ 32,596,284

(3) Pro forma Valuation Adjustments:

Investment in Real Estate has been increased to reflect the fair value of the real estate to be acquired in the merger
(purchase price allocation of $85,641,170 less Monmouth Capital's historical net book value of $72,633,184)	$ 13,007,986

Securities available for sale has been reduced Monmouth Capital's investment in 28,000 shares of Monmouth REIT's common stock	$ (243,320)

Common stock has been reduced to cancel 28,000 shares of Monmouth REIT held by Monmouth Capital which were cancelled	$ 280

Additional paid in capital has been reduced to cancel 28,000 shares of Monmouth REIT held by Monmouth Capital which were cancelled	$ 233,404

Accumulated other comprehensive income, net has been reduced for the unrealized gain on 28,000 shares of Monmouth REIT common
Stock which was cancelled	$ 9,636

Monmouth Capital's historical equity has been eliminated as follows:
Common stock	$ (5,786,191)
Additional paid in capital	(19,819,465)
Accumulated other comprehensive income	123,796
Accumulated deficit	4,219,070
$ (21,262,790)
(4) Book Value Per Share of Common Stock:

The book value per common share has been determined by dividing total shareholders' equity by the outstanding shares
The following summarizes the pro forma common shares outstanding:

Monmouth REIT's historical common shares outstanding at March 31, 2007	20,212,990
Pro forma Monmouth REIT common shares to be issued to shareholders of Monmouth Capital (see Note 1)	3,755,706
Less: Cancellation of 28,000 shares of Monmouth REIT’s common stock which were owned by Monmouth Capital pre-merger	(28,000)
Pro forma Monmouth REIT common shares outstanding	23,940,696